As filed with the Securities and Exchange Commission on November 24, 2009
Registration No. 333-111573

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

I-FLOW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0121984
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)
c/o Kimberly-Clark Corporation
P.O. Box 619100
Dallas, Texas 75261-9100
(972) 281-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas J. Mielke
Secretary
I-Flow Corporation
c/o Kimberly-Clark Corporation
P.O. Box 619100
Dallas, Texas 75261-9100
(972) 281-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)
No additional securities are being registered. Registration fees were paid with the original filing of Registration Statement No. 333-111573 on December 24, 2003. No additional registration fees are required.

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1, filed by I-Flow Corporation, a Delaware corporation (the “Company”), deregisters all of the Company’s Preferred Stock, Common Stock and Warrants that had been registered on the Company’s Registration Statement on Form S-3 (File No. 333-111573) (the “Registration Statement”) that remain unsold as of the date hereof.
     On November 24, 2009, pursuant to an Agreement and Plan of Merger, dated as of October 8, 2009, by and among the Company, Kimberly-Clark Corporation, a Delaware corporation (“Kimberly-Clark”), and Boxer Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Kimberly-Clark (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Kimberly-Clark. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Company’s securities that remain unsold at the termination of the offering, the Company hereby removes from registration all Preferred Stock, Common Stock and Warrants under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 24, 2009.
I-FLOW CORPORATION

By:	/s/ Mark A. Buthman
Mark A. Buthman
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joanne B. Bauer	President and Chief Executive Officer (Principal Executive Officer)	November 24, 2009

Joanne B. Bauer

/s/ Mark A. Buthman	Executive Vice President, Chief Financial Officer, Treasurer and Member of the Board of Directors (Principal Financial Officer and Principal Accounting Officer)	November 24, 2009

Mark A. Buthman

/s/ Steven E. Voskuil	Member of the Board of Directors	November 24, 2009

Steven E. Voskuil